EXHIBIT 23.2

                    [LETTERHEAD OF GORDON D. HOUSE, P. GEO.]

                            CONSENT OF GEOSCIENTIST

     We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use, or reference to, in the Form SB-2 Amendment Number 1, of our report dated September 19, 2002.



(signed) ____________________
/s/ Gordon D. House, P. Geo.
June 4, 2003
City of Vancouver, British Columbia, Canada


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